Exhibit 10-n-2

Schedule of Executives of the Company who are a party to a Change of Control Agreement (Three-Year Agreement):

1. C. M. Jones
2. B. M. Abzug
3. P. E. Allen
4. J. E. Besong
5. G. R. Chadick
6. R. M. Chiusano
7. G. S. Churchill
8. H. L. Gregory
9. R. W. Kirchenbauer
10. N. Mattai

11.	K. L. Statler